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                                    AGREEMENT

        Agreement by and between FIRST COLONIAL SECURITIES GROUP. INC. ("FCSG"). 1499 W. Palmetto Park Road, Suite 312, Boca Raton, Florida, 33486 and LARRY KATZ ("Employee"), this 27 day of October. 1999.

        WHEREAS,

        A. Employee represents that he is a duly licensed registered representative and a licensed principal in the securities industry.

        B. Employee represents that he desires to terminate his current employment in favor of employment at FCSG.

        C. FCSG therefore agrees to employ Employee and Employee accepts employment pursuant to the following terms:

FCSG and Employee agree to the following terms and conditions:

        1. Duties. Employee shall be employed as President and be nominated and elected as a member of the Board of Directors of FCSG, with the primary responsibility of managing and overseeing the entire sales force and such other responsibilities as are reasonably assigned from time to time to Employee by the Board of Directors of FCSG.

        2. Compensation. In consideration of the above services to be rendered by Employee and upon the representations of Employee concerning his past gross retail production; and upon the parties' recognition and acknowledgment of the value of continued employment, FCSG will compensate Employee as follows, and all payments hereunder will be subject to required withholding, for federal, state and local taxes:

           a)   i)    During the term of his employment, effective as of the
                      date hereof, Employee shall be paid a base salary of $150,000 per annum;

               ii) In addition to such base salary, for brokers recruited by Employee

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                      effective as of the date Employee's registration is
                      effective at the NASD and the State of New York, Employee shall be entitled to an override equal to three (3%) percent of the gross commissions generated in connection with the retail stock brokerage production, after all clearing costs ("Gross Commission Production"), for such broker's first year of production, payable quarterly in arrears no later than 45 days after the end of such quarter.

              iii) During the second year of such recruited brokers' employment, Employee shall be entitled to an override equal to two (2%) percent of the Gross Commission Production generated by all such recruited brokers, payable quarterly in arrears no later than 45 days after the end of such quarter.

               iv) Employee shall also receive an override equal to one-half (.005) percent of all Gross Commission Production, over a base level, generated by FCSG's sales offices during the term hereof. The base level shall be determined in March, 2000 upon completion of FCSG's annual audit and equate to the Gross Commission Production generated by FCSG's sales offices during fiscal year 1999. This override shall be payable annually within thirty days of the completion of FCSG's FY 2000 and FY 2001 audits. Notwithstanding anything herein to the contrary, in the event Employee is terminated from FCSG for reasons other than cause as defined in Section 9 (ii), (iii) or (iv), he shall be entitled to a prorated override through the date of such termination, as

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                      calculated pursuant to this subsection, which override
                      will continue to be payable as provided hereinabove.

                v) For his individual Gross Commission Production, Employee shall receive a payout in year one of his employment, effective as of the date his registration is effective at the NASD and the State of New York, at a rate of 60%; in years two, three and four, at a rate of 55%, and thereafter, in accordance with FCSG's standard grid as in effect at the time. It is agreed and understood that FCSG maintains a minimum ticket charge of $60 per ticket.

               vi) If Employee generates gross commission production of greater than or equal to $1,000,000 for the combined two year period from the date his registration is effective at the NASD and the State of New York, Employee will be entitled to receive a forgivable loan in an amount equal to five (5%) of such gross commission production. In connection therewith, to receive such loan, Employee shall be required to execute a two year Promissory Note equal to the amount loaned.

           b) Employee shall receive, upon execution hereof, a grant of stock options in the common stock of the parent of FCSG, equal to 20,000 (the "Initial Grant"), and for each year of the term hereof, an additional grant of stock options equal to 20,000 shares per year, subject to the terms and conditions of the Stock Option Plan, as amended (the "Plan"). The stock options granted pursuant to the Initial Grant shall vest at a rate of twenty (20%) percent per year for five years and have an exercise price equal to

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               $6 per share for the Initial Grant. All subsequent grants shall be at the then prevailing terms and exercise prices as established by the Board of Directors of the parent of FCSG.

           c) In addition to the foregoing, Employee shall be offered 30,000 shares of Common Stock at a price equal to $3 per share in the parent of FCSG. Employee must accept and fund this purchase within ninety (90) days of the date hereof. In connection herewith, it is expressly agreed and understood that the delivery of shares of common stock, as contemplated hereunder will be in the form of unregistered shares, which shares will contain restrictions on transfer and will not otherwise be transferable in the absence of a registration statement as filed and granted effectiveness with and by the Securities and Exchange Commission, or exemption from such registration requirements which may be available to Employee.

           d) Employee shall be entitled to an expense account for use in connection with the execution of his duties and job responsibilities and contemplated hereunder, provided reasonable documentation of such expenses are timely submitted to FCSG in the form, and pursuant to the policies as required thereby.

In the event that Employee's employment terminates for any reason, amounts that are not yet vested, earned or granted WILL BE FORFEITED, without proration.

        3. Benefits. Employee shall be entitled to participate in such benefits and plans as are made available by FCSG to its similarly situated employees on a usual and customary basis.

        4. Confidential Information. Employee acknowledges and agrees that he will have access to certain confidential information of FCSG and that such information constitutes

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valuable, special and unique property of FCSG. Employee further acknowledges and agrees that he will not, at any time during or after the term hereof, in any fashion, form, or manner, either directly or indirectly, divulge, disclose or communicate to any person, firm, or corporation, in any manner whatsoever, the terms and conditions of this Agreement (however as to such Agreement, Employee may disclose the terms and conditions hereof for the sole purpose of seeking subsequent employment, or to his attorney, accountant or tax advisor) or any information of any kind, nature or description concerning any matters affecting or relating to the business of the FCSG ("Confidential Information").

        5. Client Information. Employee agrees that (i) all client names, addresses, telephone numbers, files, and records (collectively, "Client Records") that are derived from data bases or contacts provided by FCSG, are and shall remain in the custody and control of FCSG, and, except as necessary and permitted for purposes directly related to the operation of FCSG or proper client service, or as authorized and required by law or client consent, Employee shall not remove, copy, transfer, or transmit to any person, natural or corporate, any Client Records at any time; and (ii) an actual or attempted violation of any provision of this Section by Employee, either directly or indirectly, shall be grounds for immediate termination of this Agreement.

        Employee recognizes and agrees that a violation of any of the provisions contained in this Section may cause irreparable damage to FCSG, the exact amount of which may be impossible to ascertain, and that, for such reason, among others, FCSG shall be entitled to an injunction without the necessity of posting bond therefor in order to restrain any further violation of such provisions. Such right to an injunction shall be in addition to, and not in limitation of, any other rights and remedies FCSG may have against Employee, including, but not limited to, the recovery of damages. The terms and conditions of this Section shall survive termination of this Agreement.

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        6. Covenant Not To Solicit. Employee agrees that, during the term of this Agreement and for a period of one (1) year thereafter, he shall not (i) solicit, encourage or advise clients serviced during the term of this Agreement to obtain or seek services from any entity other than FCSG, provided, however, the foregoing restriction shall only apply to the clients whose names or identities were provided to Employee by FCSG, or (ii) solicit, encourage or advise any employees of FCSG to terminate employment with FCSG for any reason whatsoever. Employee recognizes and agrees that the limitations set forth in this Section are reasonable and necessary for the protection of the goodwill of the business of FCSG. Employee further recognizes and agrees that a violation of any of the provisions contained in either section will cause irreparable damage to FCSG, the exact amount of which may be impossible to ascertain, and that, for such reason, among others, FCSG shall be entitled to an injunction without the necessity of posting bond therefor in order to restrain any further violation of such provisions. Such right to any injunction shall be in addition to, and not in limitation of, any other rights and remedies FCSG may have against Employee, including, but not limited to, the recovery of damages. As used herein, the term "client" shall include any and all clients serviced at any office location at which FCSG operates during the term of this Agreement. The terms and conditions of this Section shall survive termination of this Agreement.

        7. Representations and Warranties. Employee represents and warrants that he (i) is not subject to any restriction that would prohibit entering into this Agreement, is fully able to perform each of the terms, conditions and covenants hereof, and is not restricted or prohibited from entering into or performing any of the terms or conditions hereof, and (ii) is able to execute and perform under this Agreement without violating or breaching any agreement between Employee and any other person or entity.

        Employee acknowledges and agrees that the truth and accuracy of the representations and

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warranties contained in this section constitute a condition precedent to FCSG's obligation to provide compensation pursuant to the terms and conditions of this Agreement.

        8. Indemnity. In his capacity as an officer and director of FCSG. Employee shall be entitled to be indemnified in accordance with FCSG's Bylaws and in any event, be entitled to the same indemnities as afforded similarly situated executives at the Company; provided that, notwithstanding the foregoing, in his capacity as broker-of-record on any accounts maintained at FCSG. Employee will be required to indemnify, defend and hold FCSG harmless from and against any and all costs, losses, claims, demands and liabilities, including reasonable attorneys' fees and costs, which arise out of or relate to his conduct in furtherance of so acting, in accordance with FCSG's policies as then in effect and consistent with similarly situated employees acting in the capacity of broker. The terms and conditions of this section shall survive termination of this Agreement.

        9. Term/Termination. This Agreement shall be for a period of two (2) years from the date hereof. FCSG shall have the right to terminate Employee's employment only for cause, and except as provided below without notice, as follows: Cause shall be defined as (i) the death of Employee, (ii) a material failure of Employee to discharge his employment obligations as reasonably directed by FCSG (which direction shall be in writing and for which Employee shall have fourteen (14) days to cure such material failure), (iii) conviction of Employee of a non-traffic related felony or conduct which involves moral turpitude, or (iv) fraud, embezzlement or theft by Employee of funds belonging to FCSG or any of its subsidiaries or their respective clients. In addition, FCSG may terminate Employee's employment hereunder forthwith upon, or at any time after, an event of material nonperformance of his duties as an employee because of a disability for which FCSG can make no reasonable accommodation. The term "disability" shall mean, for purposes of this Agreement, the inability of Employee to perform full-time regular

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duties as contemplated hereunder on account of a physical or mental condition for a period of 90 consecutive days, but shall exclude infrequent and temporary incapacity due to ordinary illness.

        10. Waiver. No waiver or modification of this Agreement or any covenant, condition, or limitation herein shall be valid unless in writing and duly executed by the parties hereto, and no evidence of any waiver or modification shall affect this Agreement, or the rights or obligations of any party hereunder, unless such waiver or modification is in writing and duly executed by the parties hereto. The parties hereto further agree that the provisions of this Section may not be waived except as herein set forth.

        11. Notices. All notices or other communications required or permitted hereunder shall be sent in writing to the address as set forth herein.

        12. Jurisdiction/Governing Law. Any and all questions or controversies arising hereunder shall be resolved by arbitration under the rules and auspices of NASD Regulation, Inc. Employee further acknowledges that FCSG may be irreparably damaged if he shall breach any of the terms of this Agreement. In view of the foregoing, both parties consent to the jurisdiction of any court of competent jurisdiction in the State of Florida to obtain preliminary equitable relief, such as a restraining order, injunction, or any other immediate or interim relief sought, pending the determination of the arbitration proceeding. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

        13. Assignment. Employee may not assign or delegate any rights, duties or obligations established herein without the prior written consent of FCSG, which consent may be withheld in Employer's sole and absolute discretion. FCSG may assign this Agreement, in whole or in part, in its sole and absolute discretion without the consent of Employee.

        14. Miscellaneous.

        a) During the term of this Agreement, FCSG shall pay for the state and


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           NASD registrations for Employee in such states in which Employee is licensed in as of the date hereof.

        b) Notwithstanding anything herein to the contrary, Employee may obtain a FCSG franchise, subject to the terms and conditions of the franchise agreements and documents as then in effect.

        c) FCSG shall provide Employee with one sales assistant for a period of four years.

        15. Entire Agreemen; Amendment. Except as otherwise stated herein, this Agreement sets forth the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, arrangements and understandings. This Agreement may only be amended by the mutual written consent of FCSG and Employee.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date provided above.



FIRST COLONIAL SECURITIES
GROUP, INC.

By: /s/ Michael Golden                           Larry Katz
    ---------------------------                  -----------------------------
    Michael Golden                               LARRY KATZ
    Chairman - CEO                               Address: 245 E. 58th St.
                                                          --------------------
                                                      New York, NY 10022
                                                 -----------------------------

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                                                 SS#: ###-##-####
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Date: 10/27/99                                   Date: 10-27-99
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